SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                   FORM 8-K
                                 CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                                May 10, 1999

                                  Date of Report
                               (Date of earliest
                                 event reported)



                           CONSOLIDATED-TOMOKA LAND CO.
               (exact name of registrant as specified in its charter)



                                     FLORIDA
                    (State or other jurisdiction of incorporation)



         0-5556                                            59-0483700
    -------------                                        --------------
(Commission File Number)                                  (IRS Employer
                                                        Identification Number)

 149 South Ridgewood Avenue
     Daytona Beach, FL                                        32114
(Address of principal executive offices)                    (Zip Code)




                                  (904 255-7558)
                  (Registrant's telephone number, including area code)


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FORM 8-K, May 10, 1999
CONSOLIDATED-TOMOKA LAND CO.
COMMISSION FILE NO.  0-5556
EMPLOYER ID NO.  59-0483700

Item 5. Other Events

On May 5, 1999 the Board of Directors of Consolidated-Tomoka Land Co.agreed to consider implementing a stock buyback program or making a self-tender offer using, among other funds, the net proceeds received from the recent sale of its citrus properties, in the event that the preliminary plan of Baker, Fentress & Company to distribute Consolidated-Tomoka shares to its shareholders is implemented.

Baker Fentress announced on May 6, 1999, that its Board of
Directors has approved a preliminary plan intended to increase shareholder value. The plan, which is subject to further Board action and to shareholder approval, is expected to include, among other elements, distribution to the Company's shareholders of the Company's approximately
79% interest in Consolidated Tomoka.

As previously reported, Consolidated Tomoka completed the sale of its citrus business, Lake Placid Groves, on April 7, 1999.
The sale for $30,945,000 generated an approximate gain of $8,000,000 and cash flow of $22,000,000 after income taxes. The cash proceeds from the sale have been invested in short term investments and, therefore, would be available for any stock buyback program or self-tender offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         CONSOLIDATED-TOMOKA LAND CO.


Date: May 10, 1999            /s/ Bob D. Allen
                              ----------------------------
                              Bob D. Allen, President
                              and Chief Executive Officer

Date: May 10, 1999            /s/ Bruce W. Teeters
                              ----------------------------
                              Bruce W. Teeters, Senior
                              Vice President - Finance
                              and Treasurer
                              Chief Financial Officer


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